EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

AUTO PARTS 4LESS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

UNITS OFFERED TO THE PUBLIC Title of each class of securities to be registered (1)	Proposed Maximum Aggregate Offering Price(8)	Amount of Registration Fee(1)
Units consisting of (i) Shares of Common Stock, par value $0.000001 per share (2) (ii) Warrants to purchase shares of Common Stock, par value $0.000001 per share (the “Units”) (2)(3)	$28,750,000	$2,665.13
Shares of Common Stock issuable upon exercise of the Warrants (4)(5)	$28,750,000	$2,665.13
Underwriter’s Warrants (6)	—	—
Shares of Common Stock issuable upon exercise of Underwriter’s Warrants (7)	$2,200,000	$203.94
Total	$59,700,000	$5,534.20

(1)	In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares of common stock included in the Units and underlying the warrants registered hereby shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes shares of common stock and/or warrants included in the Units that may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)	In accordance with Rule 457(i) under the Securities Act, because the shares of the Registrant’s common stock underlying the warrants included in the Units are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)	There will be issued warrants to purchase one share of common stock for every one share of common stock offered. The warrants are exercisable at a per share price of no less than 100% of the per Unit public offering price.

(5)	Includes shares of common stock which may be issued upon exercise of additional warrants which may be issued upon exercise of 45-day option granted to the representative of the underwriters to cover over-allotments, if any.

(6)	No additional registration fee is payable pursuant to Rule 457(g) or Rule 457(i) under the Securities Act.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The underwriter’s warrants are exercisable for up to the number of shares of common stock equal to 8% of the aggregate number of shares included in the Units sold in this Offering at a per share exercise price equal to 110% of the public offering price of the Units.

(8)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act.